Exhibit 99.1

Morgan Stanley Global Automotive Conference a d v a n c e r e l e n t l e s s l y April 14, 2003 "fast forward"

Lear Total Interior Capabilities and "Driver Input" Radio Ad (2:15 minutes) Opening Video

I. Strategic Overview Jim Vandenberghe, Vice Chairman II. Financial Perspective Dave Wajsgras, SVP and CFO III. The Lear Philosophy Bob Rossiter, Chairman and CEO Agenda

Strategic Overview

Founded in 1917; LBO in 1988; Public in 1994 17 Major Acquisitions Since 1994 Last Major Acquisition: UT Automotive (5/99) Lear Ranks #131 Among the Fortune 500 World's Leading Automotive Interior Supplier 115,000 Employees 280+ Facilities In 33 Countries Over 85 Years of Automotive History Lear Profile

#1 or #2 in Market Share in Core Products / Markets Highest Rated Tier I Supplier in Quality and Customer Satisfaction Best Equity Value in Industry Customer-Focused and Performance-Driven Culture Strategic Focus

North America - Leverage our leadership position in total interiors Europe - Improve our business structure and grow our market share Rest of World - Aggressively expand our presence with Asian OEMs Work in Partnership with our Customers to Pursue Profitable Growth Worldwide Regional Business Strategy

$61 Billion Market (excludes Cockpits and Electronics) Source: Lear Market Share Study Region North America 38% ROW 30% Western Europe 32% $43B Current Market Size Seat Systems 44% Door Panels 9% Flooring & Acoustics 8% Instrument Panels 6% Headliners 2% Electrical Distribution (EDS) 31% Product Segments

Lear's share of the traditional automotive interior market in N.A. and Western Europe is 27% Share growth potential greatest in Electrical Distribution Systems (EDS) and Interior Trim North America Western Europe Market Size (millions $) Market Share / Potential - Key Markets Interior Trim EDS Seat Systems Interior Trim EDS Seat Systems Estimated Lear Share 250 900 2574 1375 936 5250 Total Market 4550 6000 5226 4125 6264 5050 Source: Lear Market Share Study

Broader Definition Cockpits Electronics

North America Europe Rest of World Other Asia/Pacific Other World Breed Others 0.35 0.32 0.33 0.09 0.12 0.1 0.01 Region Europe 32% North America 35% Rest of World 33% $78B Market Source: Lear estimates based on publicly-available data The global cockpits market is estimated at $78 Billion Lear's relevant segments = 31%; well-positioned today in IP structure / trim and electrical distribution Potential incremental market opportunity for Lear is $60 Billion globally Lear's most relevant regions today (North America, Europe) = 67% Cockpits - - Total Market Opportunity Driver Control / Other IP Structure / Trim Electrical Safety HVAC Electronics / Clusters Others 0.16 0.18 0.13 0.12 0.16 0.25 0.04 IP Structure / Trim 18% Driver Control / Other 16% Segment Electrical 13% HVAC 16% Electronics / Cluster 25% Safety 12%

Engine/Drivetrain Brks/Steering Safety/Security Comfort/convein/entertainment Navigation/instrumentation Breed Others 0.48 0.18 0.07 0.34 0.12 0.05 0.04 Brakes / Steering 18% Engine / Drivetrain 48% Segment Interior / Body 34% W. Eur USA Japan Other Asia/Pacific Other World Breed Others 0.3 0.25 0.24 0.09 0.12 0.1 0.01 Region Western Europe 30% United States 25% Japan 24% Other Asia / Pacific 9% Other 12% $70B Market Source: Lear estimates based on publicly-available data The global electronics market is estimated at $70 Billion Lear's relevant segments = 34%; present share minimal, primarily wire harnesses Lear's most relevant regions today (North America, Europe) = 55% Electronics - - Total Market Opportunity

A Broader Focus on Cockpits and Electronics Significantly Expands Lear's Potential Market Current Global Market Add Cockpits Add Electronics Add Cockpits and Electronics East 27 61 61 61 West 15 60 70 60 North 19 70 Current Global Market Add Cockpits Add Electronics Add Cockpits and Electronics Total Size of Broader Markets (Global) Electrical Distribution Interiors Seats $61 $191 Billions Lear will strategically target value-added opportunities

Financial Perspective

Value Driver Financial Perspective Revenue Profitable growth Return on Invested Capital Continued improvement Earnings per Share Double-digit growth Free Cash Flow Continuing strong Financial Leverage / Further debt reduction / Capital Structure Increased financial flexibility Shareholder Value Drivers

Lear positioned for 5% annual sales growth Based on current backlog, with a constant 16M production environment in North America and Western Europe Revenue - Profitable Growth 2002 2003 2004 2005 2006 2007 East 14425 14425 15325 16025 17025 17925 West 900 700 1000 900 500 North 5% CAGR Net Sales (in millions)

Return on Invested Capital - Improvement 1998 1999 2000 2001 2002 2003 Estimate Target ROIC 0.1 0.09 0.098 0.085 0.099 0.1 0.108 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9

Earnings Per Share - Double Digit Growth 1998 1999 2000* 2001 2002 2003 Consensus Target EPS 0.1 0.09 5.46 3.73 4.65 5.13 5.35 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 * Adjusted to exclude non-recurring items Reconciliation to GAAP EPS available in appendix.

Free Cash Flow - Continuing Strong 1998 1999 2000 2001 2002 2003 Guidance Target EPS 0.1 0.09 408 318 395 400 450 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Reconciliation to GAAP cash flow available in appendix. Free cash flow represents cash from operations before sales of receivables, less capital expenditures In Millions

Financial Leverage / Capital Structure - Further Debt Reduction & Increased Financial Flexibility 1998 1999 2000 2001 2002 2003 Estimate Target EPS 1533 3385 2981 2660 2271 2000 1800 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Debt to Cap 70% 65% 63% 58% Lowest in Mid - 40% Ten Years Range Net Debt (millions) Net debt represents reported debt plus ABS less cash on hand

Stay focused on what we can control - - quality, customer service, cost and delivery Operate with a LBO mentality Work together as a cohesive team Continuously improve the fundamentals of our business Conduct our business with integrity and humility Never quit until the customer is completely satisfied The Lear Philosophy Put Our Customers First in Everything We Do

"We as a team believe that if you give your customers the highest possible quality and customer service, growth is inevitable" Quote from our 2002 Annual Report...

ADVANCE RELENTLESSLY(tm) NYSE: LEA www.lear.com

Forward Looking Statement This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which we operate, including changes in interest rates and fuel prices, fluctuations in the production of vehicles for which we are a supplier, labor disputes involving us or our significant customers or that otherwise affect us, our success in achieving cost reductions that offset or exceed customer-mandated selling price reductions, increases in our warranty costs, risks associated with conducting business in foreign countries, fluctuations in currency exchange rates, adverse changes in economic conditions or political instability in the jurisdictions in which we operate, competitive conditions impacting our key customers, raw material shortages and economics, unanticipated changes in free cash flow and other risks detailed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made as of the date hereof, and we do not assume any obligation to update them. This presentation also includes certain non-GAAP financial measures as defined under SEC rules. A presentation of the most directly comparable GAAP financial measures and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the appendix to the slides which are available on our website, through the investor relations link, at www.lear.com.

Appendix

Lear Corporation and Subsidiaries
Consolidated Statements of Income
(In millions, except per share amounts)

	Twelve Months Ended

	December 31, 2002			December 31, 2001

	Reported		Adjusted (i)	Reported		Adjusted (j)

Net sales	$14,424.6		$14,424.6	$13,624.7		$13,624.7
Cost of sales	13,164.3		13,164.3	12,589.9	(b,e)	12,443.5
Selling, general and administrative expenses	517.2		517.2	514.2	(b,e)	501.3
Amortization of goodwill	—		—	90.2	(c)	—
Interest expense	214.0		214.0	270.9	(f)	267.9
Other expense, net	60.6		60.6	69.6	(d,g,h)	54.7

Income before income taxes and cumulative effect of a change in accounting principle	468.5		468.5	89.9		357.3
Income taxes	157.0		157.0	63.6	(b-h)	114.0

Income before cumulative effect of a change in accounting principle	311.5		311.5	26.3		243.3
Cumulative effect of a change in accounting principle, net of tax	298.5	(a)	—	—		—

Net income	$13.0		$311.5	$26.3		$243.3

Diluted net income per share
Income before cumulative effect of a change in accounting principle	$4.65		$4.65	$0.40		$3.73
Cumulative effect of a change in accounting principle	4.46	(a)	—	—		—

Diluted net income per share	$0.19		$4.65	$0.40		$3.73

Weighted average number of shares outstanding — diluted	67.1		67.1	65.3		65.3

(a)  - (j) See additional disclosures

Lear Corporation and Subsidiaries
Additional Disclosures

The Company has included Adjusted financial information because management believes that the information may be useful to investors in assessing the Company’s operating performance on a comparable basis between the 2002 and 2001 periods. The Company also uses this information for this purpose. However, the Adjusted financial information should not be viewed as a substitute for financial measures determined under generally accepted accounting principles. Also, certain amounts in the 2001 financial statements have been reclassified to conform to the presentation used in 2002.

(a)	On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” Under this statement, goodwill is no longer amortized but is subject to annual impairment analysis (see note (c)). The Company’s initial impairment analysis compared the fair values of each of its reporting units, based on discounted cash flow analyses, to the related net book values. As a result, the Company recorded impairment charges of $310.8 million ($298.5 million after-tax or $4.46 per share) as of January 1, 2002. These charges are reflected as a cumulative effect of a change in accounting principle, net of tax in the consolidated statement of income for the year ended December 31, 2002.

(b)	In December 2001, the Company recorded severance, asset impairment and other facility closure charges of $149.2 million ($110.2 million after-tax or $1.69 per share) related to restructuring plans.

(c)	The 2001 “Reported” results have not been restated to reflect the elimination of amortization of goodwill under SFAS No. 142, “Goodwill and Other Intangible Assets.” The 2001 “Adjusted” results have been presented as if SFAS No. 142 had been adopted as of January 1, 2001. The amortization of goodwill was $90.2 million ($83.2 million after-tax or $1.28 per share) for the twelve months ended December 31, 2001.

(d)	In the fourth quarter of 2001, the Company completed the sales of a plastics molding facility in Sweden, an interior acoustics facility in the U.S. and the metal seat frame portion of a facility in Poland. These sales were completed for $5.9 million and, combined with favorable post-closing settlements on prior divestitures, resulted in a net loss of $11.2 million ($10.3 million after-tax or $0.16 per share).

(e)	During 2001, the Company completed actions to reduce its cost base. The non-recurring costs, comprised of severance costs less the associated savings, were recorded in cost of sales and selling, general and administrative expenses in the amounts of $5.0 million and $5.1 million, respectively. The net after-tax charge related to these severance actions was $6.1 million or $0.09 per share.

(f)	During the first quarter of 2001, the Company made the initial draws under an asset-backed securitization. Approximately $3.0 million in non-recurring expenses were incurred as a result of the transaction. The after-tax impact of these expenses was $1.8 million or $0.03 per share.

(g)	In March 2001, the Company completed the sale of its Spanish wire business for $35.5 million, resulting in a gain of $12.4 million ($5.6 million after-tax). This gain was partially offset by a $3.1 million charge recorded to write down certain long-lived assets to net realizable value. The net result of these transactions was a $9.3 million gain ($2.5 million after-tax or $0.04 per share).

(h)	On March 31, 2002, the Company adopted SFAS No. 145, “Rescission of FASB Statement 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections.” Under this statement, gains and losses associated with the extinguishment of debt are no longer classified as extraordinary. As such, the redemption premium and the write-off of deferred financing fees of $12.0 million ($7.3 million after-tax or $0.11 per share) related to the Company’s redemption of its 9.50% subordinated notes due 2006 in August 2001 and the write-off of deferred financing fees of $1.0 million ($0.6 million after-tax or $0.01 per share) related to the Company’s amendment and restatement of its $2.1 billion credit agreement in March 2001 are included in other expense, net in the consolidated statement of income for the twelve months ended December 31, 2001.

(i)	Excludes the impact of item (a) above.

(j)	Excludes the impact of items (b) through (h) above.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle data)

	Twelve Months Ended

	December 31,	December 31,
	2002	2001

Net Sales
U.S. and Canada	$8,507.3	$7,932.7
Europe	4,466.1	4,261.9
Rest of World	1,451.2	1,430.1

Total	$14,424.6	$13,624.7

Reported
Operating income	$743.1	$520.6
Goodwill amortization	—	(90.2)

Operating income after amortization	$743.1	$430.4

Adjusted
Operating income	$743.1	$679.9

Content Per Vehicle*
North America	$577	$572
Western Europe	262	240
South America	82	99

Free Cash Flow **
Net cash provided by operating activities	$545.1	$829.8
Less: Net change in sold accounts receivable	(122.2)	245.0
Capital expenditures	272.6	267.0

Free cash flow	$394.7	$317.8

Depreciation	$301.0	$302.0

*	Content Per Vehicle for 2001 has been updated to reflect actual production levels.

**	Free cash flow represents operating cash flow before net change in sold accounts receivable, less capital expenditures. Although free cash flow is not a measure of performance under accounting principles generally accepted in the United States (“GAAP”), the information is presented because management believes it provides useful information regarding the Company’s ability to service and repay its debt. Free cash flow should not be considered in isolation or as a substitute for net income, net cash provided by operating activities or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. In addition, free cash flow measures as determined by the Company may not be comparable to related or similar measures as reported by other companies.